EXHIBIT 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name			Denison Mines Corp.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/30/2024
Reporting Entity ESTMA Identification Number	E948571		◉ Original Submission ❍ Amended Report
Other Subsidiaries Included (optional field)
Not Consolidated
Not Substituted
Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Elizabeth Sidle				Date	5/30/2024
Position Title	Vice President, Finance and Chief Financial Officer

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Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To	12/31/2023
Reporting Entity Name	Denison Mines Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E948571
Subsidiary Reporting Entities (if necessary)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada	Canadian Nuclear Safety Commission			1,454,590					1,454,590	Cost recovery fees for regulatory services. Wheeler: $1,294,740 Elliot Lake: $159,850
Canada -Saskatchewan	English River First Nation ('ERFN')				1,453,551					1,453,551

Fair value of payments which largely relate to contractual commitments between the Company and ERFN. Generally, these commitments support and facilitate consultation and engagement efforts with ERFN in relation to the Company’s activities within ERFN traditional territory and the environmental impact assessment process for the Wheeler River project.

Canada -Saskatchewan	Kineepik Metis Local ("KML")				625,469					625,469

Fair value of payments which largely relate to contractual commitments between the Company and KML. Generally, these commitments support and facilitate consultation and engagement efforts with KML in relation to the Company’s activities within KML traditional territory and the environmental impact assessment process for the Wheeler River project.

Canada -Saskatchewan	Ya'thi Nene Lands and Resources Office ("YNLR")				209,746					209,746

Payments largely relate to contractual commitments between the Company and YNLR. These commitments support and facilitate consultation and engagement efforts with YNLR in relation to the Company's activities within the traditional territory of the Athabasca Nations, and the provision of technical support from YNLR for the environmental impact assessment for the Wheeler River Project.

Additional Notes:

[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

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Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To	12/31/2023
Reporting Entity Name	Denison Mines Corp.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E948571
Subsidiary Reporting Entities (if necessary)

Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Wheeler			3,411,238					3,411,238	CNSC Fees.
Canada	Other Saskatchewan Projects			172,268					172,268	Payments made to Indigenous partners.
Canada	Elliot Lake			159,850					159,850	CNSC Fees.

Additional Notes[3]:

[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

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